UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 19, 2005
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                              SENSE HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


            Florida                    333-87293               82-0326560
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  (State or other jurisdiction        (Commission            (IRS Employer
        of incorporation)             File Number)         Identification No.)


                 4503 N.W. 103rd Avenue, Sunrise, Florida 33351
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code 954-726-1422
                                                           ------------


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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

         On September 19, 2005 Sense Holdings, Inc. entered into a letter of engagement with Trilogy Capital Partners, Inc. under which Trilogy Capital Partners will develop and implement a marketing program for Sense Holdings designed to increase investor awareness in the company and generate long-term shareholder support. In connection with these investor relations efforts, Sense Holdings has committed to funding a financial marketing budget with at least $200,000, to be used for certain projected third party marketing costs. The agreement is for an initial term of 12 months, and may be terminated by either party during that period in the event of a material breach or default which is not cured within 30 days after written notice of such breach or default. The agreement also contains a non-disclosure agreement protecting each party's confidential information from disclosure by the other party, except to the extent necessary to perform its obligations under the agreement.

         As compensation for its services, Sense Holdings will pay Trilogy Capital Partners a monthly fee of $12,500 and has issued Trilogy Capital Partners a three year common stock purchase warrant to purchase an aggregate of 3,500,000 shares of common stock at an exercise price of $0.19 per share. The warrant vests as follows:

         o  the right to purchase 2,500,000 shares vests immediately, and

         o the right to purchase the remaining 1,000,000 shares vests on the earlier of the date Sense Holdings receives at least $500,000 from the sale of debt or equity securities or February 28, 2006.

         As an alternative to paying the exercise price of the warrant in cash, beginning one year from the date of issuance the warrant may be exercised using a "cashless exercise" feature which means that the holder, rather than paying the exercise price in cash, may elect to exchange some or all of the warrants for a number of shares of Sense Holdings' common stock.

         Trilogy Capital Partners is prohibited from exercising any portion of the warrant to the extent that immediately following such exercise it would beneficially own 5% of more of Sense Holdings' outstanding common stock. The warrant is not transferable without Sense Holdings' consent except to a director, officer, employee, manager or affiliate of Trilogy Capital Partners, or to a person or entity that assists it in providing the services under the agreement.

         Sense Holdings has granted Trilogy Capital Partners demand and piggy back registration rights covering resale of the shares of common stock underlying the warrant, and has agreed to file with the SEC, at its expense, by November 24, 2005, a registration statement covering the resale of such shares, and to use its best efforts to cause the registration statement to become effective as promptly as practicable.

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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SENSE HOLDINGS, INC.



Date:  September 21, 2005              By: /s/ Dore Scott Perler
                                           ---------------------
                                           Dore Scott Perler,
                                           President and Chief Executive Officer


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